As filed with the Securities and Exchange Commission on July 12, 2002

Registration No. 333-58570

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Leap Wireless International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4812 (Primary Standard Industrial Classification Code Number)	33-0811062 (I.R.S. Employer Identification Number)

10307 Pacific Center Court
San Diego, California 92121
(858) 882-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Agent for Service:	Copies to:
HARVEY P. WHITE Chief Executive Officer Leap Wireless International, Inc. 10307 Pacific Center Court San Diego, California 92121 (858) 882-6000	Barry M. Clarkson, Esq. Latham & Watkins 12636 High Bluff Drive, Suite 300 San Diego, California 92130 (858) 523-5400

     Approximate date of commencement of proposed sale to the public: Not applicable.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [   ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

     This Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Reg. No. 333-58570) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

DEREGISTRATION OF SECURITIES
SIGNATURES

DEREGISTRATION OF SECURITIES

     On April 9, 2001, Leap Wireless International, Inc. (the “Registrant”) filed a registration statement on Form S-3 (No. 333-58570) (the “Registration Statement”), which registered 348,878 shares of its common stock, par value $0.0001 per share, for resale by the selling security holder named therein. The Registrant’s contractual obligation to maintain the effectiveness of the Registration Statement has terminated. Pursuant to the undertaking contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to deregister all securities registered pursuant to the Registration Statement that remain unsold as of the date this Post-Effective Amendment No. 1 to Registration Statement is filed.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, County of San Diego, State of California, on July 12, 2002.

By:	/s/ JAMES E. HOFFMANN

James E. Hoffmann Senior Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ HARVEY P. WHITE* Harvey P. White		Chief Executive Officer, Interim Chief Financial Officer and Director (Principal Executive and Financial Officer)	July 12, 2002

/s/ SUSAN G. SWENSON* Susan G. Swenson		President, Chief Operating Officer and Director	July 12, 2002

/s/ MANFORD LEONARD Manford Leonard		Vice President and Corporate Controller (Chief Accounting Officer)	July 12, 2002

/s/ JILL E. BARAD* Jill E. Barad		Director	July 12, 2002

/s/ THOMAS J. BERNARD* Thomas J. Bernard		Vice Chairman and Director	July 12, 2002

/s/ ANTHONY R. CHASE* Anthony R. Chase		Director	July 12, 2002

Robert C. Dynes		Director	July , 2002

/s/ SCOT B. JARVIS* Scot B. Jarvis		Director	July 12, 2002

Thomas A. Page		Director	July , 2002

/s/ MICHAEL B. TARGOFF* Michael B. Targoff		Director	July 12, 2002

/s/ JEFFREY P. WILLIAMS* Jeffrey P. Williams		Director	July 12, 2002

*By:	/s/ JAMES E. HOFFMANN James E. Hoffmann Attorney-in-Fact